Standard Register®

ADVANCING YOUR REPUTATION

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1486 (fax)

Shaun C. Smith · 937.221.1504

www.standardregister.com

shaun.smith@standardregister.com

For Release on January 23, 2012 9:00 a.m. EST

Standard Register Announces Strategic Restructuring

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Accelerates Transformation and Aligns Resources to Support Growth

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Establishes Valuation Allowance Against Deferred Tax Assets and Suspends Dividend

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Expects Restructuring to Result in Approximately $45 Million in Annual Cost Savings

DAYTON, Ohio (January 23, 2012) – Standard Register (NYSE:SR), a leader in the management and execution of mission-critical communications, today announced a strategic restructuring program to better align the Company’s resources in support of its growing core solutions business and to reduce costs to offset the impact of declining revenue in its legacy operations. The restructuring is expected to result in an estimated $45 million in annual savings and the elimination of 12% to 15% of its workforce over the next 6 to 9 months.  Costs associated with the restructuring program are expected to reduce fourth quarter 2011 earnings by approximately $5.5 million, or $0.11 per share, net of tax.  The balance of the costs will reduce 2012 earnings by approximately $1.5 million, or $0.03 per share, net of tax.

The Company will also record a non-cash charge to tax expense of $70 to $90 million to establish a valuation allowance against certain deferred tax assets, which will reduce earnings per share by $2.40 to $3.10 in the fourth quarter.  The action is necessary under accounting standards that require recording a valuation allowance when it is more likely than not that a portion of the asset will not be realized.  The valuation allowance will be maintained until sufficient evidence exists to support its reversal.

Additionally, the Company will record a non-cash actuarial loss of approximately $80 million to other comprehensive income within equity as a result of actual pension asset performance as compared to actuarial assumptions and liability increases caused by continued declines in the discount rate.  The recording of this loss has no impact on 2011 earnings.

On a preliminary basis, the Company expects fourth quarter 2011 revenue to be $160 to $162 million and pretax losses to be ($9.6) to ($10.1) million.  On a non-GAAP basis, pretax income (excluding the impact of pension amortization and settlement and restructuring costs) is expected to be $1.3 to $1.8 million representing growth as compared to the third quarter 2011 (which also excludes the impact of the postretirement plan amendment).

Standard Register also announced the suspension of its quarterly dividend in keeping with Ohio law, which requires that cash dividends be paid only out of a corporation’s statutory surplus. Because of the decline in book equity related to additional fourth quarter actuarial losses in the Company’s pension plan and the valuation allowance established against deferred tax assets, there is not currently a statutory surplus.  The suspension of the dividend results in the annual retention of approximately $6 million of capital by the Company. The 2012 first quarter dividend which was declared in December 2011 will be paid on March 9, 2012.

“The actions we’ve announced today will more appropriately align our resources with our revenue expectations and in support of our core solutions business.  Importantly, they will also assist us in achieving positive cash flow and in making investments in talent, technology and operational infrastructure, as well as sales and marketing optimization, to drive growth,” said Joseph P. Morgan, Jr., president and chief executive officer.  “We are accelerating our strategy of providing solutions to enable our customers to align their brand communications with their corporate priorities and standards.  We have a solid base of customers as well as significant opportunities to grow market share in each of our market-facing business units.”

Morgan continued, “Despite today’s news, we generated modest revenue gains in the fourth quarter supported in particular by strong results in our financial services segment and healthcare technology. We will continue to aggressively execute our strategic plan.  Today’s announcement is another important step forward in stabilizing our position and will result in sufficient liquidity and capital resources to fund our near-term operations and growth objectives.”

Standard Register has realigned its business to focus on four markets where it has deep industry knowledge and strong relationships: Healthcare, Financial Services, Commercial Markets and Industrial.  Its customer base includes approximately half of the Fortune 100 as well as a variety of mid-sized organizations and small businesses.  The Company’s core solutions help customers operate more efficiently, build brand consistency, and reduce risk through the use of the Company’s secure distributed digital network with digital color production and distribution.  In addition to its core solutions, the Company delivers market-specific solutions in the areas of software and consulting as well as more traditional products and services such as forms printing, transactional labels, commercial print and digital black and white printing.

Conference Call

Standard Register's President and Chief Executive Officer Joe Morgan and Chief Financial Officer Bob Ginnan will host a conference call at 10:00 a.m. EST on January 23, 2012, to discuss this announcement. The call can be accessed via an audio web cast accessible at: http://www.standardregister.com/investorcenter.

About Standard Register

Standard Register (NYSE:SR) is trusted by the world’s leading companies to advance their reputations by aligning communications with corporate standards and priorities.  Providing market-specific insights and a compelling portfolio of solutions to address the changing business landscape in healthcare, financial services, commercial and industrial markets, Standard Register is the recognized leader in the management and execution of mission-critical communications. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal years 2011 and 2012 and beyond could differ materially from the Company's current expectations. Forward-looking statements are identified by words such as "anticipates," "projects," "expects," "plans," "intends," "believes," "estimates," "targets," and other similar expressions that indicate trends and future events.

Factors that could cause the Company's results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company's products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company's control, such as interest rates, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace including the ability to attract and retain customers, results of continuous improvement and other cost-containment strategies, asset impairments or other accounting adjustments that could result from any of the forgoing factors or other factors affecting the Company’s business and the Company's success in attracting and retaining key personnel. The Company undertakes no obligation to revise or update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely.

Non-GAAP Measures Presented in This Press Release

The Company reports its results in accordance with Generally Accepted Accounting Principles in the United States (GAAP). However, we believe that certain non-GAAP measures found in this press release, when presented in conjunction with comparable GAAP measures, are useful for investors. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included, not in accordance with generally accepted accounting principles. We discuss non-GAAP pretax income, which is not calculated in accordance with GAAP. This non-GAAP measure should not be considered as a substitute for, or superior to, results determined in accordance with GAAP.

Management evaluates the Company’s results, excluding pension loss amortization, pension settlements, restructuring charges, asset impairments and postretirement termination benefits. We believe this non-GAAP financial measure is useful to investors because it provides a more complete understanding of our current underlying operating performance, a clearer comparison of current period results with past reports of financial performance, and greater transparency regarding information used by management in its decision making. Internally, management and our Board of Directors use this non-GAAP measure to evaluate our business performance.

The table below provides a reconciliation of the non-GAAP measure to its most comparable measure calculated in accordance with GAAP.

($ in millions)	13 Weeks Ended 1-Jan-12		13 Weeks Ended
	High	Low	2-Oct-11
	(Unaudited)	(Unaudited)	(Unaudited)
GAAP (Loss) / Income before Income taxes	$(9.6)	$(10.1)	$14.7
Adjustments, before tax:

Pension loss amortization	6.1	6.1	6.1
Pension settlement and postretirement plan amendment	-	-	(20.2)
Restructuring cost	5.3	5.3	0.1

Non-GAAP Income before Income taxes	$1.8	$1.3	$0.7